Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Paragon Real Estate Equity and Investment Trust (the “Company”) on Form 10-QSB for the period ending March 31, 2004 (the “Report”) with the Securities and Exchange Commission, I, James C. Mastandrea, Chairman, Chief Executive Officer and President and I, John J. Dee, Chief Financial Officer and Senior Vice President, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

PARAGON REAL ESTATE EQUITY AND INVESTMENT Trust
	By:	/s/ James C. Mastandrea

Date: May 10, 2004		James C. Mastandrea
Chairman, Chief Executive Officer and President

PARAGON REAL ESTATE EQUITY AND INVESTMENT Trust
	By:	/s/ John J. Dee
Date: May 10, 2004		John J. Dee
Chief Financial Officer and Senior Vice President